UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 13, 2007
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor
Sugar Land, Texas		77478

(Address of principal executive offices)		(Zip Code)
    (281) 504-8000
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On December 29, 2006, US Dataworks, Inc., a Nevada corporation (the “Company”), entered into a Software Integration and Resale Agreement (the “Resale Agreement”) with Hyundai Syscomm Corp., a California corporation (“Hyundai”), pursuant to which the Company had exclusive rights to resell or lease Hyundai’s automated teller machines/teller-less kiosks, enhanced by the Company’s proprietary Clearingworks® software, in North America and India. In connection with the Resale Agreement, the Company and Hyundai entered into a Stock Purchase Agreement (the “Purchase Agreement”) dated December 29, 2006, pursuant to which the Company agreed to issue to Hyundai an aggregate of 6,100,000 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), for an aggregate purchase price of $1,500,000 (“Purchased Shares”) upon closing. In connection with the Purchase Agreement, and subject to shareholder approval, the Company also agreed to issue to Hyundai a warrant to purchase up to an aggregate of 14,300,000 shares of Common Stock (the “Warrant Shares”). The closing of the transactions contemplated by the Purchase Agreement was initially scheduled for December 29, 2006. The Purchase Agreement was subsequently amended to postpone the closing until March 2007 and to permit the Company to retain any profits generated from the resale or leasing of the kiosks until an aggregate of $1,500,000 was received to cover the purchase price of the Purchased Shares.
     The Company and Hyundai have decided not to pursue the business venture set forth in the Resale Agreement at this time and, on December 13, 2007, the Company and Hyundai entered into a Settlement and Release Agreement terminating the Purchase Agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, the Purchased Shares, which were held in escrow, will be returned to the Company and Hyundai is no longer obligated to pay the purchase price of $1,500,000 and the Warrant Shares will not be issued to Hyundai. The parties also agreed to a mutual release of all claims, known or unknown, with the exception of claims in connection with confidentiality agreements, that each party may now or in the future have against the other party, aside from claims in connection with certain confidentiality agreements.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Settlement and Release Agreement, dated December 13, 2007, by and among the Registrant, Hyundai Syscomm Corp. and John J. Figone.

99.1	Press release dated December 19, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: December 19, 2007

US DATAWORKS, INC.
By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Settlement and Release Agreement, dated December 13, 2007, by and among the Registrant, Hyundai Syscomm Corp. and John J. Figone.

99.1	Press release dated December 19, 2007.